UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 17, 2008

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania 19061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 859-3000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – Unregistered Sales of Equity Securities.

Pursuant to the exercise by Foamex International Inc. (the “Company”) of its option to require each of D. E. Shaw Laminar Portfolios, L.L.C. (“D.E. Shaw”), Goldman, Sachs & Co. (“Goldman”) and Sigma Capital Associates, LLC (“Sigma”, and collectively with D.E. Shaw and Goldman, the “Curing Significant Equityholders”) to purchase shares of preferred stock of the Company and as further elaborated in Item 8.01 hereto, on April 22, 2008, the Company issued an aggregate of 18,500 shares of Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) to the Curing Significant Equityholders. The terms of the Series D Preferred Stock were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2008 (the “February Form 8-K”).

Pursuant to the Equity Cure Premium (as defined below), on April 22, 2008, the Company issued an aggregate of 620,083 shares of common stock, par value $0.01 (the “Common Stock”), to the Curing Significant Equityholders.

The shares of Series D Preferred Stock and Common Stock were issued in reliance on the exemption provided by Section 4(2) under the Securities Act of 1933. The shares were issued to entities that had enough knowledge and experience to evaluate the risks and merits of the investment in the shares being issued and were able to bear the economic risk involved in such an investment. The issuances were not effected using any form of general advertising or general solicitation. The recipients of securities represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to any share certificates issued. Each recipient had access to adequate information about the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas M. Walsh as Vice President and Chief Accounting Officer

On April 21, 2008, Thomas M. Walsh was named Vice President and Chief Accounting Officer of the Company.  From 2000 to 2007, Mr. Walsh, 48, was Senior Vice President, Finance and Chief Accounting Officer of Talk America, Inc., a telecommunications carrier. Prior to that, Mr. Walsh held senior financial positions with Cellular One of Philadelphia and Call Technology Corporation. Earlier in his career, Mr. Walsh spent ten years in public accounting, most recently with Ernst & Young.  Mr. Walsh received his BS in Accounting from Pennsylvania State University and is a Certified Public Accountant.

ITEM 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), was amended on April 18, 2008 pursuant to the filing of the Certificate of Designations for the Series D Preferred Stock and the Certificate of Designations for Series E Preferred Stock (collectively, the “Certificates of Designations”) with the Secretary of State of the State of Delaware. The Certificates of Designations set forth the terms of the

Series D Preferred Stock and shares of Series E Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”). The material terms of the Series D Preferred Stock and Series E Preferred Stock were described in the February Form 8-K.

ITEM 8.01 – Other Events.

Pursuant to the equity cure letters delivered to the Company by each of the Curing Significant Equityholders on February 13, 2008 (the “Equity Cure Letters”), on April 17, 2008, the Company exercised its option to require the Curing Significant Equityholders to purchase shares of its capital stock for an aggregate consideration of $18.5 million. Each of the Curing Significant Equityholders elected to purchase shares of Series D Preferred Stock.

As consideration for the option granted to the Company to require each of the Curing Significant Equityholders to purchase the Company’s securities pursuant to the Equity Cure Letters, the Company agreed to pay each Curing Significant Equityholder a premium in an amount equal to 5% of such Curing Significant Equityholder’s maximum obligation under the Equity Cure Letters, payable in shares of Common Stock of the Company (the “Equity Cure Premium”). Pursuant to exercise of the option under the Equity Cure Letters by the Company, on April 22, 2008, the Company paid the Curing Significant Equityholders the Equity Cure Premium in shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008

FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

4